                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Vical Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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





                               VICAL INCORPORATED
                       9373 Towne Centre Drive, Suite 100
                              San Diego, CA 92121
                                 (619) 453-9900


                                  May 6, 1997




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Vical Incorporated which will be held on Tuesday, June 10, 1997, at 11:00 a.m., at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to ChaseMellon Shareholder Services, L.L.C., our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Company's Annual Report to Stockholders is also enclosed.

         The Board of Directors and Management look forward to seeing you at the meeting.


                                        Sincerely yours,



                                        Alain B. Schreiber, M.D.
                                        President and Chief Executive Officer

                               VICAL INCORPORATED

                                  ____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1997
                                  ____________

To the Stockholders of Vical Incorporated:

         The Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the "Company") will be held at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Tuesday, June 10, 1997, at 11:00 a.m., Pacific Daylight Time, for the following purposes:

         1.      To elect three Class II directors;

         2. To consider and vote upon a proposal to amend and restate the 1992 Stock Plan of Vical Incorporated;

         3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

         Stockholders of record as of the close of business on April 15, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 9373 Towne Centre Drive, Suite 100, San Diego, for ten days before the meeting.

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.


                                        By Order of the Board of Directors.




                                        Martha J. Demski
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer


San Diego, California
May 6, 1997

                               VICAL INCORPORATED
                                  ____________

                                PROXY STATEMENT
                                  ____________


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vical Incorporated, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Tuesday, June 10, 1997, and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR approval of Proposals 2 and 3 described in the Notice of Annual Meeting and in this Proxy Statement.

         Stockholders of record at the close of business on April 15, 1997, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had approximately 15,437,473 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

         Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Beacon Hill Partners, Inc. at a cost of approximately $2,500 to assist in the solicitation of proxies.

         Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Vical Incorporated, Investor Relations, 9373 Towne Centre Drive, Suite 100, San Diego, California, 92121-3027; (619) 646-1127. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 16, 1997.

         This Proxy Statement and the accompanying form of proxy are being mailed on or about May 6, 1997, to all stockholders entitled to vote at the meeting.


                                   IMPORTANT

         PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES

         The Company has three classes of directors, with each class serving staggered three-year terms. Three Class II directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting and until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the three Class III and the two Class I directors expire in 1998 and 1999, respectively.

         Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Mr. Robert C. Bellas, Jr., Dr. M. Blake Ingle and Mr. Fred A. Middleton as Class II directors. Mr. Bellas, Dr. Ingle and Mr. Middleton are currently members of the Board of Directors of the Company. Each of the nominees has been nominated as a Class II director by the Company's Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the other nominees and such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

         There are no family relationships among executive officers or directors of the Company.

         Set forth below is information regarding the nominees for Class II directors and the continuing directors of Class III and Class I.

Class II

         ROBERT C. BELLAS, JR., age 55, has been a director of the Company since September 1988. Mr. Bellas has been a General Partner with Morgenthaler Ventures since 1984, where he is responsible for the firm's investments in healthcare services, medical devices and biomedical ventures. Morgenthaler Ventures provided early venture capital financing to such companies as Arbor Health Care Company, Athena Neurosciences, Inc., Cardiovascular Imaging Systems, Inc., Cytel Corporation, Gliatech Inc., The Liposome Company, Perclose, Inc., Ribozyme Pharmaceuticals, Inc., Sequana Therapeutics, Inc. and Verifone, Inc. Mr. Bellas also serves as a director of CardioThoracic Systems, Inc. and Medaphis Corporation, as well as several privately held healthcare companies. From 1980 to 1983, Mr. Bellas served as Vice President and General Manager of the Crystal & Electronics Division of Harshaw Chemical Company, a subsidiary of Gulf Oil Corporation. Between 1973 and 1980, he held marketing and management positions with Acurex Corporation and EMI Therapy Systems. Mr. Bellas has a B.S. in Engineering from the U.S. Naval Academy and an M.B.A. from the Stanford University Graduate School of Business.

         FRED A. MIDDLETON, age 47, has been a director of the Company since August 1990. Since 1987, he has been a General Partner of Sanderling Venture Partners, Inc., a venture capital firm specializing in the development of early stage biomedical companies. From 1978 to 1984, Mr. Middleton was a member of the start-up management team of Genentech, Inc., where he served as Vice President, Finance and Corporate Development and President of Genentech Development Corporation. From 1984 to 1986, he was Managing General Partner of Morgan Stanley Ventures. He also serves as Chairman of DepoTech Corporation, a director of Regeneron Pharmaceuticals, Inc., and a director of several privately held biomedical companies. He received his B.S. in Chemistry from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Business School.

         M. BLAKE INGLE, age 54, has been a director of the Company since June 1996. Dr. Ingle was from 1993 to 1996 Chief Executive Officer of Canji Inc., a privately held gene therapy company acquired by Schering Plough in 1996, and served from 1995 to 1996 as Acting Chief Executive Officer of Telios Pharmaceuticals, Inc., a biotechnology company acquired by Integra Life Sciences in 1996. Dr. Ingle previously worked with Bayer and from 1980 to 1993 Dr. Ingle held a variety of positions with IMCERA Group, Inc. (subsequently Mallinckrodt, Inc., a healthcare and chemical products company), including Chief Scientific Officer, Chief Financial Officer and President of its Pittman Moore division and most recently as President and Chief Executive Officer of IMCERA Group, Inc. He received his B.S. degree from Fort Lewis College and his M.S. and Ph.D. from Colorado State University.

Class III

         PATRICK F. LATTERELL, age 39, has been a director of the Company since February 1992. He has been a General Partner with Venrock Associates, a venture capital firm, since 1989. From 1985 to 1989, he was a General Partner at Rothschild Ventures Inc., a venture capital firm ("Rothschild"), where he was responsible for Rothschild's healthcare ventures. Prior to joining Rothschild, Mr. Latterell was Manager of Corporate Development with Syntex Corporation from 1983 through 1985. Mr. Latterell currently serves as a director of Biocircuits Corporation, Geron Corporation, Pharmacyclics, Inc. and several privately held biomedical companies. He received S.B. degrees in Biological Sciences and Economics from the Massachusetts Institute of Technology and an M.B.A. from the Stanford University Graduate School of Business.

         GARY A. LYONS, age 45, has been a director of the Company since March 1997. He has been President, Chief Executive Officer and Director of Neurocrine Biosciences, Inc., a neuroimmunology biopharmaceutical company, since 1993. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, serving as Director of Sales from 1980 to 1983. Mr. Lyons holds a B.A. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University, JL Kellogg Graduate School of Management.

         DALE A. SMITH, age 66, has been a director of the Company since August 1995. From 1979 until his retirement in July 1995, Mr. Smith was Group Vice President of Baxter International Inc., where he was responsible for the biotechnology group and various corporate research groups including applied sciences, blood substitutes, venture technology and Baxter International Inc.'s European research center. Currently he serves as a business advisor to several companies and as a Board Member of Cerus Corporation in Concord, California. Mr. Smith holds a B.A. in Business Administration from the University of Washington, Seattle.

Class I

         ALAIN B. SCHREIBER, M.D., age 41, has been President, Chief Executive Officer and a director of the Company since May 1992. Prior to joining the Company, Dr. Schreiber held various executive level positions at Rhone-Poulenc Rorer Inc., a pharmaceutical company, from July 1985 to April 1992, most recently as Senior Vice President of Discovery Research. From October 1982 to June 1985, Dr. Schreiber served as Biochemistry Department Head at Syntex Research. He received his undergraduate degree and M.D. from the Free University of Brussels, after which he was awarded a research fellowship in immunology at the Weizmann Institute.

         PHILIP M. YOUNG, age 57, has been a director of the Company since February 1992. He has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Young is a director of The Immune Response Corporation, Penederm, Inc., Zoran Corporation, FemRx, Inc., CardioThoracic Systems, Inc. and several privately held companies. He received a B.M.E. from Cornell University, an M.S. from George Washington University and an M.B.A. from the Harvard Business School.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FOR ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held six meetings during the year ended December 31, 1996. Subsequent to becoming a member of the Board of Directors, Dr. Ingle did not attend at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served.

         The Board of Directors has appointed a Compensation Committee, a Stock Plan Committee and an Audit Committee. The Board of Directors has not appointed a Nominating Committee.

         The members of the Compensation Committee are Mr. Bellas, Dr. Ingle and Mr. Latterell. The Compensation Committee held four meetings during 1996. The Compensation Committee's functions are to assist in the implementation of, and provide recommendations with respect to general and specific compensation policies and practices of the Company.

         The members of the Stock Plan Committee are Mr. Bellas, Dr. Ingle and Mr. Latterell. The Stock Plan Committee held six meetings during 1996. The Stock Plan Committee's functions are to assist in the administration of, and grant options under, the 1992 Stock Plan of Vical Incorporated (the "1992 Stock Plan") and to administer the 1992 Directors' Stock Option Plan of Vical Incorporated (the "1992 Directors' Stock Plan").

         The members of the Audit Committee are Mr. Middleton, Mr. Smith and Mr. Young. The Audit Committee held one meeting during 1996. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

DIRECTORS' COMPENSATION

         Directors do not receive any fees for service on the Board of Directors. Directors are reimbursed for their expenses for each meeting attended. Non-employee directors are eligible to participate in the 1992 Directors' Stock Plan. The 1992 Directors' Stock Plan provides for the automatic grant of options to non-employee directors of the Company to purchase shares of the Company's Common Stock. Under the 1992 Directors' Stock Plan, each new non-employee director of the Company, on the date of his or her election to the Board, will receive an option to purchase 15,000 shares of Common Stock at the fair market value on the date of grant. These options will generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. Each non-employee director who has served on the Board for at least six months on the date of each of the Company's regular annual meetings also receives an annual grant of an option to purchase 7,500 shares which shall become exercisable in full on the date of the regular annual meeting of stockholders following the date of grant. Options under the 1992 Directors' Stock Plan may be granted only to directors of the Company who are not employees of the Company. All shares covered by options granted under the 1992 Directors' Stock Plan vest in the event of a change of control of the Company. The 1992 Directors' Stock Plan is administered by the Stock Plan Committee. In addition, under the 1992 Stock Plan nonstatutory stock options may be granted to outside directors or affiliates of outside directors. Of the shares available under the

1992 Stock Plan, no more than 30% in the aggregate are available for grant to outside directors. The Board of Directors may provide discretionary grants to outside directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of Mr. Bellas, Dr. Ingle and Mr. Latterell, who are outside directors. The Stock Plan Committee of the Board of Directors also consists of Mr. Bellas, Dr. Ingle and Mr. Latterell.

                              CERTAIN TRANSACTIONS

         See "Employment Agreements."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 3, 1997, as to shares of the Company's Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's officers named under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.

                                                                              Shares             Percentage
                                                                           Beneficially         Beneficially
                                                                             Owned(1)               Owned
                                                                           ------------         ------------
State of Wisconsin Investment Board(2)  . . . . . . . . . . . . . . . . . .   1,433,600              9.29%
    P.O. Box 7842, Madison, WI 53707
Alain B. Schreiber(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .     465,876              3.00%
Martha J. Demski(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     109,439              *
Jon A. Norman(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      83,750              *
George J. Gray(6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55,750              *
Robert H. Zaugg(7)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41,751              *
Robert C. Bellas, Jr.(8)  . . . . . . . . . . . . . . . . . . . . . . . . .     598,725              3.87%
Patrick F. Latterell(9) . . . . . . . . . . . . . . . . . . . . . . . . . .      59,201              *
Fred A. Middleton(10) . . . . . . . . . . . . . . . . . . . . . . . . . . .     402,466              2.60%
Philip M. Young(11) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     620,713              4.02%
Dale A. Smith(12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,625              *
M. Blake Ingle(13)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,813              *
All directors and executive officers as a group
    (11 persons)(14)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,446,109             15.51%

________________
*         Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on a Schedule 13G provided to the Company by the State of Wisconsin Investment Board dated January 21, 1997.

(3) Includes 1,250 shares held in trust for the benefit of Dr. Schreiber's children and 85,626 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(4) Includes 650 shares held in trust for the benefit of Ms. Demski's child and 23,939 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(5) Includes 83,750 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(6) Includes 15,750 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(7) Includes 9,251 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(8) Includes 30,000 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter. Also includes 568,725 shares held by Morgenthaler Venture Partners II ("MVPII"). Mr. Bellas is a general partner of Morgenthaler Management Partners II, which is the managing general partner of MVPII, and may be deemed to share voting and investment power of such shares. Mr. Bellas disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9) Includes 30,000 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(10) Includes 30,000 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter. Also includes 369,466 shares held by Sanderling Venture Partners II, L.P., Sanderling Biomedical, L.P., and Sanderling Ventures Limited, L.P., each of which is managed by Sanderling Venture Partners, Inc., its general partner. Mr. Middleton is a general partner of Sanderling and may be deemed to share voting and investment control of these shares. Mr. Middleton disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 3,000 shares held by trusts for the benefit of Mr. Middleton's children.

(11) Includes 30,000 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter. Includes 562,285, 17,571 and 5,857 shares held by U.S. Venture Partners III, L.P., Second Ventures, L.P. and U.S.V. Entrepreneur Partners, L.P. Mr. Young is a general partner of the general partner of these funds, and may be deemed to share voting and investment power with respect to such shares. Mr. Young disclaims beneficial interest in such shares except to the extent of his pecuniary interest therein.

(12) Includes 5,625 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(13) Includes 2,813 shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

(14)      Includes shares included pursuant to notes (3), (4), (5), (6), (7),
          (8), (9), (10), (11), (12) and (13) and includes 346,754 additional shares subject to stock options exercisable on March 3, 1997, or within 60 days thereafter.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1994, 1995 and 1996, of (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated executive officers whose total annual salary and bonus for fiscal year 1996 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                    Annual Compensation                       Compensation
                          ---------------------------------------------  -----------------------
                                                                         Restricted   Securities
Name and                                                  Other Annual     Stock      Underlying    All Other
Principal Position        Year   Salary($)    Bonus($)  Compensation($) Awards(s)($) Options (#) Compensation($)
------------------        ----   ---------    --------  --------------- ------------ ----------- ---------------
Alain B. Schreiber        1996     290,000     75,000           --           --         50,000       4,060(4)
  President and Chief     1995     280,000     40,000       42,385(1)        --         40,000       3,528(4)
  Executive Officer       1994     260,000     26,000       44,447(1)        --         40,000       3,427(4)

Martha J. Demski          1996     155,000     25,000           --           --         20,000       2,790(4)
  Vice President and      1995     147,648     20,000           --           --         10,000       2,654(4)
  Chief Financial         1994     140,000     14,000           --           --          8,000       2,520(4)
  Officer

Jon A. Norman             1996     160,000     25,000       25,009(2)        --         20,000       2,880(4)
  Vice President,         1995     155,000     15,000       26,089(2)        --         10,000       2,778(4)
  Research                1994     145,000     14,500       27,169(2)        --          8,000       1,742(4)

George J. Gray            1996     150,000     25,000           --           --         20,000       2,700(4)
  Vice President,         1995     137,000     15,000       38,007(3)        --         10,000       2,466(4)
  Operations              1994     125,000     12,500       40,128(3)        --          8,000       2,363(4)

Robert H. Zaugg           1996     130,000     13,000           --           --         15,000       2,340(4)
  Vice President,         1995     125,000      5,000           --           --          5,000       2,250(4)
  Business                1994     110,000     11,000           --           --          5,000       2,035(4)
  Development

_____________________

(1) In connection with Dr. Schreiber's joining the Company in 1992, the Company loaned him $125,000 interest-free, which loan was forgiven in equal installments over three years. Amount for 1994 includes $41,667 representing forgiveness of an additional one-third of the loan principal and $2,780 of implied interest income relating to this loan for the year ended December 31, 1994. Amount for 1995 includes $41,666 representing forgiveness of the last one-third of the loan principal and $719 of implied interest income relating to this loan for the year ended December 31, 1995. See "--Employment Agreements."

(2) In connection with Dr. Norman's joining the Company in January 1993, the Company loaned him $75,000 interest-free, which loan was forgiven in equal installments over three years.

         Amount for 1994 includes $25,000 representing forgiveness of one-third of the loan principal and $2,169 of implied interest income relating to this loan. Amount for 1995 includes $25,000 representing one-third of the loan principal and $1,089 of implied interest income relating to this loan. Amount for 1996 includes $25,000 representing forgiveness of the last one-third of the loan principal and $9.00 of implied interest income relating to this loan for the year ended December 31, 1996. See "--Employment Agreements."

(3) In connection with Mr. Gray's joining the Company in October 1992, the Company loaned him $110,000 interest-free, which loan was forgiven in equal installments over three years. Amount for 1994 includes $36,667 representing forgiveness of one-third of the loan principal and $3,461 of implied interest income. Amount for 1995 includes $36,667 representing the last third of the loan principal and $1,340 of implied interest income. See "--Employment Agreements."

(4) Represents matching contribution by the Company under the Company's 401(k) plan.

STOCK OPTION GRANTS IN 1996 FISCAL YEAR

         The following tables summarize option grants to, and exercises by, the Company's Chief Executive Officer and the Named Officers during fiscal 1996, and the value of the options held by each such person at the end of fiscal 1996.

                             OPTION GRANTS IN 1996

                                                                                         Potential
                                                                                    Realizable Value at
                                                                                   Assumed Annual Rates
                                                                                   of Stock Appreciation
                                          Individual Grants                          for Option Term(4)
                      ----------------------------------------------------------  ------------------------
                        Number of          % of
                        Securities    Total Options
                        Underlying      Granted to      Exercise
                         Options       Employees in     Price        Expiration
Name                  Granted(#)(1)    Fiscal Year      ($/Sh)(2)      Date(3)       5%($)        10%($)
----                  -------------   -------------    ----------   ------------  ----------   -----------
Alain B. Schreiber         50,000           12%        $18.00          12/04/06   $566,005     $1,434,368

Martha J. Demski           20,000            5%        $15.1875        11/25/06   $191,027       $484,099

Jon A. Norman              20,000            5%        $15.1875        11/25/06   $191,027       $484,099

George J. Gray             20,000            5%        $15.1875        11/25/06   $191,027       $484,099

Robert H. Zaugg            15,000            4%        $15.1875        11/25/06   $143,270       $363,074

____________

(1) Options granted in 1996 vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. All such options vest in the event of a change in control of the Company.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR END OPTION
VALUES

         The following table contains information relating to the exercise of options by the Company's Chief Executive Officer and the Named Officers during fiscal 1996.


                      AGGREGATED OPTION EXERCISES IN 1996
                        AND 1996 YEAR-END OPTION VALUES

                                                                  Number of                 Value of
                                                           Unexercised Securities         Unexercised
                                                            Underlying Options at   In-the-Money Options at
                                                            December 31, 1996(#)    December 31, 1996($)(1)
                                                         -------------------------  -------------------------
                       Shares Acquired       Value
Name                   on Exercise (#)    Realized ($)    Exercisable Unexercisable Exercisable Unexercisable
----                   ---------------    ------------    ----------- ------------- ----------- -------------
Alain B. Schreiber              --               --         76,250      113,750       458,906     444,844

Martha J. Demski                --               --         25,250       37,750       110,062     134,438

Jon A. Norman               10,000          164,800         84,000       34,000     1,208,912     123,188

George J. Gray                  --               --         34,000       34,000       403,112     123,188

Robert H. Zaugg                 --               --          8,250       22,750        44,906      73,406

____________

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1996 ($16.50 per share), minus the exercise price.


EMPLOYMENT AGREEMENTS

         In 1992, the Company entered into a four-year employment agreement with Alain B. Schreiber pursuant to which Dr. Schreiber was employed as President and Chief Executive Officer at an annual base salary of at least $225,000. Dr. Schreiber also purchased 412,500 shares of Common Stock for $66,000, which vested over four years. If Dr. Schreiber is terminated without cause or resigns for specified reasons, the Company has agreed to pay him one year's base salary.

         In 1992, the Company entered into an employment agreement with Jon A. Norman pursuant to which Dr. Norman joined the Company in January 1993 as Vice President, Research at an annual base salary of at least $130,000. In connection with the agreement, Dr. Norman received an option to purchase 80,000 shares of Common Stock at a per share exercise price of $.32, which option vested over four years.

         In 1992, the Company entered into an employment agreement with George
J. Gray pursuant to which Mr. Gray is employed as Vice President, Operations at an annual base salary of at least $100,000. In connection with the agreement, Mr. Gray received an option to purchase 40,000 shares of Common Stock at a per share exercise price of $.16, which option vested over four years. If Mr. Gray is terminated without cause or resigns for specified reasons, the Company has agreed to pay him six months base salary.

         In February 1994, the Company entered into a four-year employment agreement with Martha J. Demski pursuant to which Ms. Demski is employed as Vice-President and Chief Financial Officer at an annual base salary of at least $140,000. If Ms. Demski is terminated without cause or resigns for specified reasons, the Company has agreed to pay her six months base salary.

PENSION AND LONG-TERM INCENTIVE PLANS

         The Company has no pension or long-term incentive plans.

              REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


                        COMMITTEE REPORT TO STOCKHOLDERS


         This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

INTRODUCTION

         The Compensation and Stock Plan Committees of the Board of Directors of the Company (the "Committees") are pleased to present their report on executive compensation. The report's objective is to assist stockholders in understanding the Committees' objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 1996 were made by the Committees. In making their determinations, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management. In addition, the Company's Compensation Committee retained iQuantic, Inc., a consulting firm, to research and prepare a report regarding the compensation package, bonus program and stock option program of the Company's executive officers and employees.


COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Committees believe that a well-designed compensation program for the Company's executive officers should:

         Align the goals of the stockholder with the goals of the executive by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management.

         Recognize individual initiative, effort, and achievement.

         Provide total compensation that enables the Company to compete with companies in the pharmaceutical and biotechnology industries, in order to attract and retain high-caliber candidates on a long-term basis.

         Align compensation with the Company's short-term and long-term corporate objectives and strategy, focusing executive behavior on the fulfillment of those objectives.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

         Because the Company is still in the process of developing its proprietary products and so has not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on the Company's achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to the Company's proprietary technology, as well as individual contribution and achievement of individual business objectives by each of such officers. Corporate and individual objectives are established at the beginning of each fiscal year. Performance by the Company and executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, the Company's compensation structure for executive officers includes a combination of base salary, bonus and stock options.

         Base Salary and Bonus. Cash compensation amounts are based primarily upon the competitive market for the executive officers' services determined through comparisons with companies of similar size and/or complexity in the pharmaceutical and biotechnology industries. Compensation of the Company's officers is intended to fall at the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual's and Company's objectives. This performance is compared to these objectives annually.

         Long-Term Incentives. Long-term incentives are provided by means of periodic grants of stock options. The Company's 1992 Stock Plan is administered by the Company's Stock Plan Committee, a committee of outside directors of the Company. The Stock Plan Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of Company stock, the best interests of stockholders and executives will be more closely integrated. The options have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases should the executive leave the Company's employ. These vesting provisions of the option plan serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Committee. Consideration is given to the executive officer's performance against the accomplishment of corporate objectives, to comparisons with other biotechnology companies at similar stages of development, to the number of options previously granted to each executive officer and to the extent of vesting of options and/or restricted stock previously awarded to each executive officer. The Company targets its awards to be at the median point of the range for awards made to executive officers of comparable companies.

1996 CEO COMPENSATION

         The annual salary of Alain B. Schreiber, M.D., the Company's President and Chief Executive Officer was $290,000 at the end of fiscal year 1996; a $10,000 increase over his 1995 salary. Additionally, Dr. Schreiber was granted a cash bonus of $75,000 and incentive stock options for 50,000 shares in December 1996. In establishing Dr. Schreiber's salary base and increase for 1996 and the granting of the incentive stock options, the Committees recognized Dr. Schreiber's efforts in advancing the development and growth of the Company and the corporate objectives achieved in 1996. Specifically, corporate objectives achieved included the expansion of its patent portfolio, completion of accruals in initial Phase II clinical trials in five cancer indications, development of new

DNA vaccines for the prevention of infectious diseases and the exercise of product options, with commensurate payments, from the Company's corporate partners Merck & Co., Inc., Pasteur Merieux Connaught and Genzyme Corporation. The Committees determined that these accomplishments were critical to the Company's future growth and enhancement of stockholder value and, accordingly, determined to reward Dr. Schreiber for his efforts on behalf of the Company.


MISCELLANEOUS

         Section 162(m) of the Internal Revenue Code was enacted in 1993 and became effective in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and four other most highly compensated executive officers, unless certain criteria are satisfied. In 1994, the Board of Directors approved an amendment of the Company's 1992 Stock Plan to, among other things, qualify for exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1992 Stock Plan.

         This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.


COMPENSATION COMMITTEE            STOCK PLAN COMMITTEE

Robert C. Bellas, Jr.             Robert C. Bellas, Jr.
Patrick F. Latterell              Patrick F. Latterell
M. Blake Ingle                    M. Blake Ingle

                         STOCK PRICE PERFORMANCE GRAPH


         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for the Nasdaq
Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index").1   Although such a
graph would normally be for a five-year period, the Company's Common Stock has been publicly traded only since March 9, 1993, and as a result, the following graph commences as of such date. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.



                                    [GRAPH]



                              3/9/93   12/31/93   12/31/94   12/31/95   12/31/96
Vical Incorporated . . . .    $100.00   $270.00    $165.00    $242.50   $330.00
Nasdaq Composite . . . . .     100.00    113.46     110.05     154.55    189.27
Nasdaq Pharmaceutical  . .     100.00    124.77      93.91     171.79    172.33


         Assumes a $100 investment on March 9, 1993, in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

(1) The Nasdaq Pharmaceutical Index includes all companies listed on the Nasdaq Stock Market under the SIC Code 283. A copy of the list of companies which comprise the Nasdaq Pharmaceutical Index may be obtained upon request by contacting Vical Incorporated, Investor Relations, 9373 Towne Centre Drive, Suite 100, San Diego, CA 92121-3027.

                                   PROPOSAL 2

                AMENDMENT AND RESTATEMENT OF THE 1992 STOCK PLAN

         The 1992 Stock Plan of Vical Incorporated was adopted by the Company's Board of Directors in October 1992, and most recently amended and restated in December 1996. This amendment and restatement of the 1992 Stock Plan, as proposed, will be effective as of December 4, 1996, if approved by the Company's stockholders at the Annual Meeting.

         The full text of the 1992 Stock Plan, substantially in the form in which it will take effect if Proposal 2 is approved by the stockholders, is set forth as Exhibit A to this Proxy Statement. The following description of the 1992 Stock Plan is a summary only. It is subject to, and qualified in its entirety by, Exhibit A.

                             SUMMARY OF AMENDMENTS

         The amendments to the 1992 Stock Plan approved by the Board of Directors and submitted for stockholder approval include the following:

         (1) To increase the number of shares of Common Stock reserved for issuance under the 1992 Stock Plan by 700,000 shares; and

         (2)     To allow non-employee directors to participate in the Plan.

              DESCRIPTION OF AMENDED AND RESTATED 1992 STOCK PLAN

PURPOSE

         The purpose of the 1992 Stock Plan is to offer employees and non-employee directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include NSOs as well as ISOs intended to qualify under Section 422 of the Internal Revenue Code ("Code").

ADMINISTRATION

         The 1992 Stock Plan is administered by a committee of the Board (the "Stock Plan Committee") consisting exclusively of outside directors of the Company, who are appointed by the Board. The Board may act on its own behalf with respect to outside directors and may also appoint one or more separate committees consisting of one or more officers of the Company, who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to employees who are not "covered employees" under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Securities Exchange Act of 1934. Subject to the limitations set forth in the 1992 Stock Plan, the Stock Plan Committee has discretion to determine to whom options will be granted, the type, number and vesting requirements of the shares to be granted, and to interpret the 1992 Stock Plan and adopt rules thereunder and to make all other decisions relating to the operation of the 1992 Stock Plan.

ELIGIBILITY AND SHARES SUBJECT TO THE 1992 STOCK PLAN

         Under the 1992 Stock Plan, 1,700,000 shares of Common Stock have been reserved for issuance (700,000 shares of which are subject to stockholder approval at the Annual Meeting) either by direct sale or upon exercise of options granted to employees (including officers and directors who are also employees) and consultants and advisors of the Company who are not directors. The 1992 Stock Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422 of the Code, and nonstatutory stock options ("NSOs"). ISOs may be granted only to common-law employees of the Company or a subsidiary.

         NSOs may be granted to outside directors or to affiliates of such outside directors. The 1992 Stock Plan provides that options granted to any optionee in a single calendar year may not cover more than 300,000 shares. In addition, of the shares available under the 1992 Stock Plan, no more than 30% in the aggregate are available for grant to outside directors.

         The provisions allowing for director grants are subject to stockholder approval at the Annual Meeting. Prior to recent changes to Rule 16b-3 under the Securities Exchange Act of 1934, it was common to grant options to outside directors through a nondiscretionary, predetermined formula. Such grants are made in the Company's 1992 Directors' Stock Option Plan. As a result of the 16b-3 changes, however, which were effective starting in August 1996, the full Board may provide discretionary grants to outside directors. With the limitations set forth above, the 1992 Stock Plan has been amended, subject to stockholder approval, to recognize such permitted flexibility.

         If any options granted under the 1992 Stock Plan expire or are canceled without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for grant under the 1992 Stock Plan. If shares issued under the 1992 Stock Plan are forfeited, they also become available for new grants.

         As of March 3, 1997, there were 93 employees and two consultants eligible to participate in the 1992 Stock Plan. As of March 3, 1997, each of the Named Officers, all current executive officers of the Company as a group, all current directors who are not executive officers as a group, each nominee for election as a director, all employees of the Company as a group (excluding all current executive officers), and all consultants of the Company as a group had received options to purchase shares of the Company's Common Stock under the 1992 Stock Plan as follows: Alain B. Schreiber, President and Chief Executive Officer, 190,000 shares; Martha J. Demski, Vice President and Chief Financial Officer, 63,000 shares; Jon A. Norman, Vice President, Research, 128,000 shares; George J. Gray, Vice President, Operations 88,000 shares and Robert H. Zaugg, Vice President, Business Development, 31,000 shares; all current executive officers of the Company as a group, 500,000 shares; all current directors who are not executive officers, as a group, 15,000 shares; Robert C. Bellas, Jr., 2,500 shares; Fred A. Middleton, 2,500 shares and M. Blake Ingle, 2,500 shares; all employees of the Company as a group (excluding all current executive officers), 521,563 shares; and all consultants of the Company as a group, 30,000 shares. As of March 3, 1997, options to purchase an aggregate of 963,675 shares of Common Stock at an average exercise price of $11.67 per share were outstanding under the 1992 Stock Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of March 3, 1997, no shares of Common Stock have been issued for direct sale under the 1992 Stock Plan. As of March 3, 1997, a total of 633,437 shares of Common Stock are available for future options, grants or direct sales under the 1992 Stock Plan. On April 15, 1997, the closing price for the Company's Common Stock on the Nasdaq National Market was $12.25.

         The allocation of the additional shares of stock which the stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the 1992 Stock Plan, the Stock Plan Committee will determine the number of options (and any other awards) to be allocated to employees and outside directors under the 1992 Stock Plan in the future, and such allocations may only be made in accordance with the provisions of the 1992 Stock Plan as described herein.

TERMS OF OPTIONS

         Options granted pursuant to the 1992 Stock Plan will vest at the time or times determined by the Committee.

         The maximum term of each option granted under the 1992 Stock Plan is 10 years (5 years in the case of an ISO granted to a 10% stockholder). Stock options granted under the 1992 Stock Plan must be exercised by the optionee within a term determined by the Stock Plan Committee.

         The exercise price of ISOs must not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% in the case of an ISO grant to a 10% stockholder). The exercise price of NSOs must not be less than the par value of a share of Common Stock. Under the 1992 Stock Plan, the exercise price is payable in cash or Common Stock or by full-recourse promissory note. The 1992 Stock Plan also permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

TERMS OF SHARES OFFERED FOR SALE

         The terms of any sale of shares of Common Stock under the 1992 Stock Plan will be set forth in a Common Stock purchase agreement to be entered into between the Company and each purchaser. The terms of the stock purchase agreements entered into under the 1992 Stock Plan need not be identical, and the Stock Plan Committee determines all terms and conditions of each such agreement, consistent with the 1992 Stock Plan. The purchase price for shares sold under the 1992 Stock Plan may not be less than the par value of such shares. The purchase price may be paid, at the Stock Plan Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the 1992 Stock Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

         Shares sold under the 1992 Stock Plan vest upon satisfaction of the conditions specified in the stock purchase agreement. Vesting conditions are determined by the Stock Plan Committee and may be based on the recipient's service, individual performance, the Company's performance or such other criteria as the Stock Plan Committee may adopt. Shares may be subject to repurchase by the Company at their original purchase price in the event that any applicable vesting conditions are not satisfied. Shares sold under the 1992 Stock Plan will be subject to restrictions on resale or transfer until they have vested. Any right to acquire shares under the 1992 Stock Plan (other than an option) will automatically expire if not exercised within 30 days after the grant of such right was communicated by the Stock Plan Committee. A holder of shares sold under the 1992 Stock Plan has the same voting, dividend and other rights as the Company's other stockholders.

DURATION, AMENDMENT AND TERMINATION

         The Board of Directors may amend, suspend or terminate the 1992 Stock Plan at any time, except that any such amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1992 Stock Plan is subject to approval of the Company's stockholders only to the extent required by applicable law. Unless sooner terminated by the Board of Directors, the 1992 Stock Plan will terminate on February 23, 2004, and no further options may be granted or stock sold pursuant to such plan following the termination date.

EFFECT OF CERTAIN CORPORATE EVENTS

         Outstanding awards under the 1992 Stock Plan provide for the automatic vesting of employee stock options and (in the case of Common Stock purchase agreements) the automatic termination of the Company's right of repurchase upon a change of control. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the 1992 Stock Plan will contain similar provisions, unless otherwise determined by the Stock Plan Committee.

         For purposes of the 1992 Stock Plan, the term "change in control" means either of the following events: (1) a change in the composition of the Board of Directors after which fewer than one-half of the incumbent directors either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (2) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities representing 50% or more of the combined voting power of the Company's then outstanding securities. A change in the relative beneficial ownership under (2) above by reason of a reduction in the number of outstanding securities of the Company will be disregarded.

         In the event of a subdivision of the outstanding Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of the shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Stock Plan Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1992 Stock Plan, as appropriate.

         In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised or settled, in all cases without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE 1992 STOCK PLAN

         Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an

ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the 1992 Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1992 STOCK PLAN.

                                   PROPOSAL 3

                      RATIFICATION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended December 31, 1997, subject to ratification by the stockholders. Arthur Andersen LLP has audited the Company's financial statements since 1990. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company no later than January 3, 1998 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER MATTERS

         The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to file timely these reports. All of the filing requirements were timely satisfied. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Commission.

         Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                        By order of the Board of Directors.



                                        Martha J. Demski
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer


San Diego, California
May 6, 1997

                                   EXHIBIT A

                     1992 STOCK PLAN OF VICAL INCORPORATED


SECTION 1.  ESTABLISHMENT AND PURPOSE.

         The Plan was adopted on October 14, 1992. The Plan was amended and restated effective as of January 7, 1993, and was last amended and restated effective as of December 4, 1996, subject to the approval of the stockholders at the 1997 annual meeting.

         The purpose of the Plan is to offer Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include NSOs as well as ISOs intended to qualify under Section 422 of the Code.

         The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2.  DEFINITIONS.

         (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b) "Change in Control" shall mean the occurrence of either of the following events:

                 (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

                          a. Had been directors of the Company 24 months prior to such change; or

                          b. Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

                 (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

         (e)  "Common-Law Employee" means an individual paid from W-2
Payroll of the Company or a Subsidiary. If, during any period, the Company (or a Subsidiary, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not withheld employment taxes with respect to him or her, then that individual shall not be an Employee for that period, even if any person, court of law or government agency determines, retroactively, that that individual is or was a Common-Law Employee during all or any portion of that period.

         (f)  "Company" shall mean Vical Incorporated, a Delaware corporation.

         (g) "Employee" shall mean (i) any individual who is a Common-Law Employee of the Company or of a Subsidiary or (ii) an Outside Director and
(iii) a consultant or adviser who provides services to the Company or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan except as provided in Sections 4(b) and 4(c).

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         (j) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

                 (i) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if Stock is not quoted on any such system, the "Pink Sheets" published by the National Quotation Bureau, Inc.;

                 (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

                 (iii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                 (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

         (k) "Incentive Stock Option" or "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

         (l) "Nonstatutory Option" or "NSO" shall mean an employee stock option not described in Sections 422(b) or 423(b) of the Code.

         (m) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (n) "Option" shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

         (o)  "Optionee" shall mean an individual who holds an Option.

         (p) "Outside Director" shall mean a member of the Board of Directors who is not a Common-Law Employee of the Company or of a Subsidiary.

         (q)  "Plan" shall mean this 1992 Stock Plan of Vical Incorporated.

         (r) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

         (s)  "Service" shall mean service as an Employee.

         (t) "Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

         (u) "Stock" shall mean the Common Stock ($.01 par value) of the Company.

         (v) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

         (w) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

         (x) "Subsidiary" shall mean any corporation if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         (y) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

         (z) "W-2 Payroll" shall mean whatever mechanism or procedure that the Company or a Subsidiary utilizes to pay any individual which results in the issuance of a Form W-2 to the individual. "W-2 Payroll" does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a "W-2 Payroll" shall be determined in the absolute discretion of the Company (or Subsidiary, as applicable), and the Company or Subsidiary determination shall be conclusive and binding on all persons.

SECTION 3.  ADMINISTRATION.

         (a) Committee Composition. The Plan shall be administered by the Committee. Except as provided below, the Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                 (i) Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                 (ii) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Board may act on its own behalf with respect to Outside Directors and may also appoint one or more separate committees composed of one or more officers of the Company, who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees who are not "covered employees" under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Exchange Act.

         (b) Committee Responsibilities. The Committee shall (i) select the Employees who are to receive Options and other rights to acquire shares under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Options or other rights, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 4.  ELIGIBILITY.

         (a) General Rules. Only Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Optionees or Offerees by the Committee.

         (b) Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Plan shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

         (c) Incentive Stock Options. Only Employees who are Common-Law Employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

SECTION 5.  STOCK SUBJECT TO PLAN.

         (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 1,700,000 Shares (subject to adjustment pursuant to Section 9). Of the Shares available hereunder, no more than 30% in the aggregate shall be available with respect to Outside Directors, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Notwithstanding any other provision of the Plan, no Employee shall receive a grant of more than 300,000 Shares in any calendar year.

         (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

         (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

         (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

         (d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

         (f) Effect of Change in Control. The Committee may determine, at the time of granting Shares or thereafter, that such Shares shall become fully vested on an accelerated basis in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all Shares shall be fully vested on an accelerated basis.

SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

         (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price of an ISO shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant (except as a higher percentage may be required by Section 4(c)) and the Exercise Price of an NSO shall not be less than the par value of a Share subject to such NSO. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

         (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of

Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability, retirement or other events.

         (f) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

         (g) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

         (h) Nontransferability. An Option granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing, ISOs may not be transferable. However, this Section 7 shall not preclude an Optionee from designating a beneficiary who will receive any outstanding Options in the event of the Optionee's death, nor shall it preclude a transfer of Options by will or by the laws of descent and distribution.

         (i) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than the Optionee's death, then the Optionee's Option(s) shall, except to the extent determined by the Committee, expire on the earliest of the following occasions:

                 (i) The expiration date determined pursuant to Subsection (g) above;

                 (ii) The date 90 days after the termination of the Optionee's Service for any reason other than Total and Permanent Disability; or

                 (iii) The date six months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of the Optionee's Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated.

         (j) Leaves of Absence. For purposes of Subsection (i) above, Service shall, except to the extent determined by the Committee, be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         (k) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee's Option(s) shall, except to the extent determined by the Committee, expire on the earlier of the following dates:

                 (i) The expiration date determined pursuant to Subsection (f) above; or

                 (ii)  The date six months after the Optionee's death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.

         (l) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person is entitled, pursuant to the terms of such Option, to receive such Shares. No adjustments shall be made, except as provided in Section 9.

         (m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

         (n) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 8.  PAYMENT FOR SHARES.

         (a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c), (d), (e) and (f) below.

         (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee's representative for more than six months and which are surrendered to the Company in good form for transfer.
Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

         (d) Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are pledged as security for payment of the principal amount of the promissory note and interest thereon and
(iii) the interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

         (e) Exercise/Sale. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (f) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 9.  ADJUSTMENT OF SHARES.

         (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

         (b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is the surviving corporation). In the event the Company is not the surviving corporation and the surviving corporation will not assume the outstanding Options, the agreement of merger or consolidation may provide for payment of a cash settlement for exercisable Options equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price and for the cancellation of Options not exercised or settled, in either case without the Optionees' consent.

         (c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.  SECURITIES LAWS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11.  NO EMPLOYMENT RIGHTS.

         No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 12.  DURATION AND AMENDMENTS.

         (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan on or before the date 12 months after its adoption by the Board of Directors, any ISOs already granted shall be treated as NSOs, and no additional ISOs shall be granted after such date. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) Right to Amend or Terminate the Plan. The Board of Directors may at any time and for any reason, amend, suspend or terminate the Plan. An amendment of the Plan shall be subject to the approval the Company's stockholders only to the extent required by applicable laws, regulations and rules, including the rules of any applicable exchange.

         (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13.  EXECUTION.

         To record the amendment and restatement of the Plan by the Board of Directors on December 4, 1996, effective December 4, 1996, the Company has caused its authorized officer to execute the same.


                                        VICAL INCORPORATED



                                        By ______________________________

                               VICAL INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING ON JUNE 10, 1997

        The undersigned stockholder of Vical Incorporated (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement each dated May 6, 1997, and the undersigned revokes all prior proxies and appoints Alain B. Schreiber, M.D. and Martha J. Demski, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at The Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California at 11:00 a.m., Pacific Daylight Time, on June 10, 1997, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

        1.  ELECTION OF DIRECTORS:

            [ ] FOR each of the nominees listed below (except as marked to the contrary below)

            [ ] WITHHOLD AUTHORITY to vote for the nominees for class II director listed below

            Robert C. Bellas, M. Blake Ingle, Ph.D and Fred A. Middleton

            (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

        2. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1992 STOCK PLAN:

            [ ]  FOR            [ ]   AGAINST           [ ]  ABSTAIN

        3. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

            [ ]  FOR            [ ]   AGAINST           [ ]  ABSTAIN

        4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

                                VICAL INCORPORATED
                                BOARD OF DIRECTORS PROXY
                                Annual Meeting of Stockholders June 10, 1997


                                Dated this _____ day of __________, 1997


                                --------------------------------------------
                                         (Signature of Stockholder)


                                --------------------------------------------
                                         (Signature of Stockholder)

                                Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.